EX-33.5
(logo) GMAC Mortgage

Certification Regarding Compliance with Applicable Servicing Criteria

1. GMAC Mortgage, LLC ("GMACM"), for itself and its affiliated servicing participant Homecomings Financial, LLC ("Homecomings"), is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include (i) all SEC-registered transactions closed on or after January 1, 2006 and (ii) unregistered transactions where GMACM has agreed to prepare an assessment of compliance in conformity with Item 1122 of Regulation AB, for which GMACM acted as a primary servicer and involving first and second lien mortgage loans and home equity loans (the "GMACM Primary Servicing Platform"), as set forth in Appendix B hereto.

2. GMACM has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and GMACM elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto. GMACM has policies and procedures in place designed to provide reasonable assurance that such Vendors' activities comply in all material respects with the servicing criteria applicable to such Vendors;

3. Except as set forth in paragraph 4 below, GMACM used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" in Appendix A hereto are inapplicable to GMACM based on the activities it performs, directly or through its Vendors, with respect to the GMACM Primary Servicing Platform;

5. GMACM has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the GMACM Primary Servicing Platform taken as a whole, except as described in Appendix C hereto.

6. GMACM has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the GMACM Primary Servicing Platform taken as a whole;

7. GMACM has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the GMACM Primary Servicing Platform taken as a whole; and


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8. PricewaterhouseCoopers LLP, a registered independent public accounting firm, has issued an attestation report on GMACM's compliance with the applicable servicing criteria for the Reporting Period.



March 17, 2008

GMAC Mortgage, LLC

By: /s/ Anthony N. Renzi
Name: Anthony N. Renzi
Title: Executive Vice President


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APPENDIX A

                                                                                                    INAPPLICABLE
                                                                       APPLICABLE                   SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA           CRITERIA


                                                                                Performed
                                                                                by                  NOT

                                                                                Vendor(s)
                                                                                performed
                                                                                by
                                                                                for
                                                                                which
                                                                                GMACM
                                                                                or
                                                                                by
                                                                   Performed    GMACM is            subservicer(s)
                                                                   Directly     the                 or vendor(s)
                                                                   by           Responsible         retained by
Reference                            Criteria                      GMACM        Party               GMACM
                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted                                                  X
                to monitor any performance or other
                triggers and events of default in
                accordance with the transaction
                agreements.

1122(d)(1)(ii)  If any material servicing activities                   X
                are outsourced to third parties, policies
                and procedures are instituted to monitor
                the third party's performance and
                compliance with such servicing
                activities.

1122(d)(1)(iii) Any requirements in the transaction                                                     X
                agreements to maintain a back-up servicer
                for the pool assets are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and                         X
                omissions policy is in effect on the
                party participating in the servicing
                function throughout the reporting period
                in the amount of coverage required by and
                otherwise in accordance with the terms of
                the transaction agreements.

                Cash Collection and Administration

1122(d)(2)(i)   Payments on pool assets are deposited                  X            X(1)
                into the appropriate custodial bank
                accounts and related bank clearing
                accounts no more than two business days
                following receipt, or such other number
                of days specified in the transaction
                agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on                X
                behalf of an obligor or to an investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees                        X
                regarding collections, cash flows or
                distributions, and any interest or other
                fees charged for such advances, are made,
                reviewed and approved as specified in
                the transaction agreements.

1122(d)(2)(iv)  The related accounts for the                           X
                transaction, such as cash reserve
                accounts or accounts established as a
                form of overcollateralization, are
                separately maintained (e.g., with respect
                to commingling of cash) as set forth in
                the transaction agreements.

1122(d)(2)(v)   Each custodial account is maintained at                X
                a federally insured depository
                institution as set forth in the
                transaction agreements. For purposes of
                this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a
                foreign financial institution that meets
                the requirements of Rule 13k-1(b)(1) of the
                Securities Exchange Act.

1122(d)(2)(vi)  Unissued checks are safeguarded so as X to prevent unauthorized access.

                                                                                                    INAPPLICABLE
                                                                       APPLICABLE                   SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA           CRITERIA


                                                                                Performed
                                                                                by                  NOT

                                                                                Vendor(s)
                                                                                performed
                                                                                by
                                                                                for
                                                                                which
                                                                                GMACM
                                                                                or
                                                                                by
                                                                   Performed    GMACM is            subservicer(s)
                                                                   Directly     the                 or vendor(s)
                                                                   by           Responsible         retained by
Reference                            Criteria                      GMACM        Party               GMACM

1122(d)(2)(vii) Reconciliations are prepared on a                      X
                monthly basis for all asset-backed
                securities related bank accounts,
                including custodial accounts and related
                bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30
                calendar days after the bank statement
                cutoff date, or such other number of days
                specified in the transaction agreements;
                (C) reviewed and approved by someone
                other than the person who prepared the
                reconciliation; and (D) contain
                explanations for reconciling items.
                These reconciling items are resolved
                within 90 calendar days of their original
                identification, or such other number of
                days specified in the transaction
                agreements.

                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those                                                   X
                to be filed with the Commission, are
                maintained in accordance with the
                transaction agreements and applicable
                Commission requirements. Specifically,
                such reports (A) are prepared in
                accordance with timeframes and other
                terms set forth in the transaction
                agreements; (B) provide information
                calculated in accordance with the terms
                specified in the transaction agreements;
                (C) are filed with the Commission as
                required by its rules and regulations;
                and (D) agree with the investors' or
                trustee's records as to the total unpaid
                principal balance and number of pool
                assets serviced by the Servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated                                                  X
                and remitted in accordance with
                timeframes, distribution priority and
                other terms set forth in the transaction
                agreements.

1122(d)(3)(iii) Disbursements made to an investor are                                                   X
                posted within two business days to the
                servicer's investor records, or such other
                number of days specified in the transaction
                agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the                                                   X
                investor reports agree with cancelled
                checks, or other form of payment, or
                custodial bank statements.

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on pool assets                                                   X
                is maintained as required by the
                transaction agreements or related mortgage
                loan documents.

1122(d)(4)(ii)  pool asset and related documents are                                                    X
                safeguarded as required by the
                transaction agreements.

1122(d)(4)(iii) Any additions, removals or                                                              X
                substitutions to the asset pool are made,
                reviewed and approved in accordance with
                any conditions or requirements in the
                transaction agreements.

1122(d)(4)(iv)  Payments on pool assets, including any                 X            X(1)
                payoffs, made in accordance with the related
                pool asset documents are posted to the
                Servicer's obligor records maintained no
                more than two business days after
                receipt, or such other number of days
                specified in the transaction agreements,
                and allocated to principal, interest or
                other items (e.g., escrow) in accordance
                with the related pool asset documents.

1122(d)(4)(v)   The Servicer's records regarding the                   X
                pool assets agree with the Servicer's
                records with respect to an obligor's
                unpaid principal balance.

                                                                                                    INAPPLICABLE
                                                                       APPLICABLE                   SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA           CRITERIA


                                                                                Performed
                                                                                by                  NOT

                                                                                Vendor(s)
                                                                                performed
                                                                                by
                                                                                for
                                                                                which
                                                                                GMACM
                                                                                or
                                                                                by
                                                                   Performed    GMACM is            subservicer(s)
                                                                   Directly     the                 or vendor(s)
                                                                   by           Responsible         retained by
Reference                            Criteria                      GMACM        Party               GMACM

1122(d)(4)(vi)  Changes with respect to the terms or                   X
                status of an obligor's pool asset (e.g.,
                loan modifications or re-agings) are
                made, reviewed and approved by authorized
                personnel in accordance with the
                transaction agreements and related pool
                asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions                    X
                (e.g., forbearance plans, modifications
                and deeds in lieu of foreclosure,
                foreclosures and repossessions, as
                applicable) are initiated, conducted and
                concluded in accordance with
                the timeframes or other requirements
                established by the transaction
                agreements.

1122(d)(4)(viii)Records documenting collection efforts                 X
                are maintained during the period a pool
                asset is delinquent in accordance with
                the transaction agreements. Such records
                are maintained on at least a monthly
                basis, or such other period specified in
                the transaction agreements, and describe
                the entity's activities in monitoring
                delinquent pool assets including, for
                example, phone calls, letters and
                payment rescheduling plans in cases where
                delinquency is deemed temporary (e.g.,
                illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates                 X
                of return for pool assets with variable
                rates are computed based on the related
                pool asset documents.

1122(d)(4)(x)   Regarding any funds held in trust for                  X
                an obligor (such as escrow accounts): (A)
                such funds are analyzed, in accordance
                with the obligor's pool asset documents,
                on at least an annual basis, or such
                other period specified in the transaction
                agreements; (B) interest on such funds is
                paid, or credited, to obligors in
                accordance with applicable pool asset
                documents and state laws; and (C) such
                funds are returned to the obligor within
                30 calendar days of full repayment of the
                related pool asset, or such other number
                of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor                  X            X(2)
                (such as tax or insurance payments) are
                made on or before the related penalty or
                expiration dates, as indicated on the
                appropriate bills or notices for such
                payments, provided that such support has
                been received by the Servicer at least 30
                calendar days prior to these dates, or
                such other number of days specified in
                the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in                          X
                connection with any payment to be made on
                behalf of an obligor are paid from the
                Servicer's funds and not charged to the
                obligor, unless the late payment was due
                to the obligor's error or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an                     X            X(2)
                obligor are posted within two business
                days to the obligor's records maintained
                by the Servicer, or such other number of
                days specified in the transaction
                agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and                         X
                uncollectible accounts are recognized and
                recorded in accordance with the
                transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other                      X
                support, identified in Item
                1114(a)(1) through (3) or Item 1115 of
                Regulation AB, is maintained as set
                forth in the transaction agreements.


(1) A vendor posts cash receipts received via lockbox submission to GMACM's lockbox clearing account.

(2) A vendor provides certain information to GMACM to assist GMACM in making tax and insurance payments on behalf of certain obligors.



                                     (page)


APPENDIX B

2007-EMX1       2007-RS1        2006-KS9        2006-QS5
2007-HI1        2007-RS2        2006-NCl        2006-QS6
2007-HSA1       2007-RZ1        2006-NC2        2006-QS7
2007-HSA2       2007-S1         2006-NC3        2006-QS8
2007-HSA3       2007-S2         2006-QA1        2006-QS9
2007-KS1        2007-S3         2006-QA10       2006-RS1
2007-KS2        2007-S4         2006-QA11       2006-RS2
2007-KS3        2007-S5         2006-QA2        2006-RS3
2007-KS4        2007-S6         2006-QA3        2006-RS4
2007-QA1        2007-S7         2006-QA4        2006-RS5
2007-QA2        2007-S8         2006-QA5        2006-RS6
2007-QA3        2007-S9         2006-QA6        2006-RZ1
2007-QA4        2007-SA1        2006-QA7        2006-RZ2
2007-QA5        2007-SA2        2006-QA8        2006-RZ3
2007-QH1        2007-SA3        2006-QA9        2006-RZ4
2007-QH2        2007-SA4        2006-QH1        2006-RZ5
2007-QH3        2007-SP1        2006-QO1        2006-S1
2007-QH4        2007-SP2        2006-QO10       2006-S10
2007-QH5        2007-SP3        2006-QO2        2006-S11
2007-QH6        2006-EFC1       2006-QO3        2006-S12
2007-QH7        2006-EFC2       2006-QO4        2006-S2
2007-QH8        2006-HI1        2006-QO5        2006-S3
2007-QH9        2006-HI2        2006-QO6        2006-S4
2007-QO1        2006-HI3        2006-QO7        2006-S5
2007-QO2        2006-HI4        2006-QO8        2006-S6
2007-QO3        2006-HI5        2006-QO9        2006-S7
2007-QO4        2006-HSA1       2006-QS1        2006-S8
2007-QO5        2006-HSA2       2006-QS10       2006-S9
2007-QS1        2006-HSA3       2006-QS11       2006-SA1
2007-QS10       2006-HSA4       2006-QS12       2006-SA2
2007-QS11       2006-HSA5       2006-QS13       2006-SA3
2007-QS2        2006-KS1        2006-QS14       2006-SA4
2007-QS3        2006-KS2        2006-QS15       2006-SP1
2007-QS4        2006-KS3        2006-QS16       2006-SP2
2007-QS5        2006-KS4        2006-QS17       2006-SP3
2007-QS6        2006-KS5        2006-QS18       2006-SP4
2007-QS7        2006-KS6        2006-QS2
2007-QS8        2006-KS7        2006-QS3
2007-QS9        2006-KS8        2006-QS4

2007-KS3        2006-HSA2       2006-QO7        2006-S12
2007-KS4        2006-HSA3       2006-QO8        2006-S2
2007-QA1        2006-HSA4       2006-QO9        2006-S3
2007-QA2        2006-HSA5       2006-QS1        2006-S4
2007-QA3        2006-KS1        2006-QS10       2006-S5
2007-QH1        2006-KS2        2006-QS11       2006-S6
2007-QH2        2006-KS3        2006-QS12       2006-S7
2007-QH3        2006-KS4        2006-QS13       2006-S8
2007-QH4        2006-KS5        2006-QS14       2006-S9
2007-QO1        2006-KS6        2006-QS15       2006-SA1
2007-QO2        2006-KS7        2006-QS16       2006-SA2
2007-QO3        2006-KS8        2006-QS17       2006-SP1


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2007-QS1        2006-KS9        2006-QS18       2006-SP2
2007-QS2        2006-NC1        2006-QS2        2006-SP3
2007-QS3        2006-NC2        2006-QS3        2006-SP4
2007-QS4        2006-NC3        2006-QS4        2006-WH1
2007-QS5        2006-QA1        2006-QS5        2006-WH11
2007-QS6        2006-QA10       2006-QS6        2006-QWH8
2007-RS1        2006-QA11       2006-QS7        2006-QWH20
2007-RZ1        2006-QA2        2006-QS8
2007-S1         2006-QA3        2006-QS9
2007-S2         2006-QA4        2006-RS1
2007-S3         2006-QA5        2006-RS2
2007-S4         2006-QA6        2006-RS3
2007-SA1        2006-QA7        2006-RS4
2007-SA2        2006-QA8        2006-RS5
2007-SP1        2006-QA9        2006-RS6
2006-EFC1       2006-QH1        2006-RZ1
2006-EFC2       2006-QO1        2006-RZ2

2007-2N
2007-DBALT-OA1
2007-GSR-AR1
2007-GSR-OA1
2007-HALO-AR2
2007-HV2
2007-HV7
2007-LUM-2
2007-LXS-12N
2007-LXS-15N
2007-LXS-4N LEHMAN
2007-MANA-A2
2007-MANA-AF1
2007-MANA-OAR3
2007-MANA-OAR4
2007-MARM-3
2007-POWH3
2007-SARM-06
2006-BAFC-1
2006-LUM-5
2006-LUM-6
2006-MARM-OA1
2006-MARM-OA2
2006-POWH13
2006-POWH13B
2006-POWH16
2006-POWH16B
2006-POWH17
2006-POWH17B
2006-POWH18
2006-POWH18B
2006-POWH20
2006-POWH21
2006-POWH22
2006-QWH20
2006-QWH8
2006-WH1
2006-WH11


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2006-WH12
2006-WH21
2005-QWH7

SACO 06-1
2006-5
SACO 06-8
SACO 06-6
SACO 06-7
SACO 06-9
SACO 06-9
SACO 06-10
SACO 06-12
SACO 2007-2
BSSLT07-1
BSSLT07-1
BSSLT 2007-2
2006-S1
2006-RF2 SAIL2006-2 2006-3H LMT 2006-2 2006-GP2 2006-4N 2006-GP1 LXS 2006-7 LXS
2006-8 2006-GP3 LXS 06-10N 2006-ARS1 LXS 06-10N LXS2006-11 LXS2006-GP4 LXS
06-12N 2006-GEL3 LXS2006-12N GPMF2006AR4 LXS2006-13 GPMF2006AR5 GPMF2006AR6 LMT
2006-7 2006-GEL4 GPMF2006AR7 GPMF2006AR8


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2007-GEL1
2007-GEL1
GPMF2007AR1
SASCO07-RF1
GPMF2007AR2
2007-GEL2
2007-GEL2
SAS2007-TC1
SASCO07-RF2
SASCO07-RNP1
LXS 06-18N
LXS 2007-4N
LXS 07-15N
BOA-PNC
BOA-PNC
LEHMAN 0705
BV 2007-18
SECURITIES
2007-AR1
BAFC 06-5
SNDVW2006-A
SNDV2007-1
HBVW 06-SB1
BAYVIEW
BAYVIEW
MASD 2007-1 MASD 2007-1 MASTR 07-2 MASTR 07-2 ISAC 2006-5 SAC 2006-3 ISAC 2006-4
CMB 2007-A MSM 06-10SL MSM 06-14SL MSM2007-4SL BV 2007-1 MSM 06-4SL NAAC2006AP1
ACE2007HE5
Macquarie 2007-1
GSMPS06RP1
GSR 2006-4F


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2006-1

TCMLT 07-1 DLJMC-WACHO DLJMC-HUDSO 2006-HE1 MSM 06-2 MSM 06-3AR MSM 06-5AR MSM 06-6AR MSM 06-7 MSM 06-8AR MSM 06-11 MSM06-12XS LUM 2006-6 CMLTI07AMC2 MARM 2007-2 DBALT06AB1 DBALT06AR1 GSR 2006-2F MALT 2006-1 MSM 06-1AR NAAC2006AR1 BAFC 06-1 BSALTA 06-1 MASD 2006-1 MARP 06-1 ACE2006-SL1 CSMC 2006-1 GSR2006-AR1
NAAC2006S1 MIT 2006-1 BAFC 06-2 GSR 2006-3F NAAC2006AR2 DBALT06AF1 MASTR 06-1 2006-B GSR2006-AR2 BSALTA 06-3 PRIME06-CL1 ARMT 2006-2 LUM 2006-4 NAAC2006S2


(page)


DBALTO6AB2 DBALTO6AR2 SAIL 2006-3 BSABSO6SD2 BSARM2006-2 NAAC 06-AF1 NAAC 06-AF1 MASD 2006-2 DBALT06AB3 MALT 2006-3 LUM 2006-5 MASD 2006-2 BSALTA 06-4 BAFC 06-4
2006-S3 MSM 06-9AR DBALT06AR3 GSMPS2004-4 HBRVW 06-8 NAAC 06-AF2 NAAC 06-AF2 NAAC 06-AF2 MSM07-3XS GSMPS 06-2 ACE2006-SL4 SASCO 06BC2 MARP 06-2 MSM06-13ARX MARM 060A2 DBALT06AB4 DBALT06AR4 HBRVW 06-8 2006-AR3 CSMC 2006-8 MSM2007-5AX DBALT06AR5 MSM06-16AX MASD 2006-3 MSM06-15XS HBRVW 06-10 CSMC 2006-9 MASTR 06-3 MASD 2006-03


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2006-AR4
2006-S5
NHELI 06AF1 HBVW2006-14 DBALT06AR6 HBVW2006-13 MSM06-17XS BAYVW2006-D BSALTA 06-8 DBALT06OA1 SACO2007-1 MSM2007-1XS MSM2007-2AX DBALT07AR1 MALT 2007-1 NAAC 2007S1 NHEL 07-1 NHEL 07-1 DBALT07AR2 DBALT07BAR1 ACE2007SL1 RBSGC2007-B MARM 2007-2 NAAC 2007-1 MSM07-6XS DBALT07AR3 BSABS07SD2 DBALT07OA2 SEMT 2007-1 BSSLT07SV1 NAAC 2007S2 HVMLT 07-2 BSSLT07SV1 DBALT07AB1 ASC 2007-S1 BAYVW2007-A MARM 07-HF1 HVMLT 07-3 HVMLT 07-A BAFC 2007-3 ACE2007HE4 MSM07-7AX CG2007-SHL1


(page)


NAAC 2007-1 STAC 2007-1 BSABS07SD3 SEMT 07-02 BAFC 2007-4 DBALT07OA3 HVMLT 07-4 HVMLT 07-4 MHL 2007-1 MSM07-8XS DBALT 07-2 SEMT 07-4 GSR 2007-4F DBALT07OA4 MSM07-10XS MSM07-11AR MHL 2007-2 DBALT07-1 NAAC 2007-3 NAAC 2007-2 DBALT2007-OA5
MSM07-12 HVMLT07-06 BAYVW2007-B SEMT 07-03 MARM 07-HF2 ACE2007SL2 BAFC 2007-7
ACE2007SL3 ACE2007SL3 MSM07-13 CSMC 2007-6 HVMLT07-07 DBALT 07-3 MALT 07-HF1
DBALT 07-4 MSM07-14AR MSM07-15AR CSMC 2007-7 2006-S4 ASC 2007-OA1 MANA 2007-OAR3

2006-J1


                                     (page)


2006-AR1
2006-AR2
2006-HLTV1
2006-HE1
2006-HE2
2006-HE3
2006-HE4
2006-HE5
2007-HE1
2007-HE2
2007-HE3



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APPENDIX C

1. Certain custodial account reconciliations were not reviewed within timelines outlined in the GMACM's policies and procedures, as required by criteria 1122
(d)(2)(vii)(C). Certain custodial accounts had reconciling items which were not resolved within 90 calendar days of original identification, as required by criteria 1122(d)(2)(vii)(D).